EXHIBIT B
Form of Right Certificate
Certificate No. R- _______ Rights

     NOT EXERCISABLE AFTER DECEMBER 26, 2012 OR EARLIER IF REDEMPTION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate
                              Innodata Corporation

          This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 16, 2002 (the "Rights Agreement"), between Innodata Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on December 26, 2012, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series C Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $4.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the certification and the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 16, 2002, based on the Preferred Shares
as constituted at such date. As provided in  the  Rights   Agreement,   the
Purchase   Price  and  the  number  of  one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.


               From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) beneficially owned or acquired by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent. This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, at the Company's option, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $0.001 per Right.

               No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

               Dated:
               ----------------------------------
               Innodata Corporation

               By:
                   ------------------------------
                   Title:

               Attest:

               By:
                   ------------------------------
                   Title: Secretary




               Countersigned:
               AMERICAN STOCK TRANSFER & TRUST COMPANY


               By:
                   ------------------------------
                   Authorized Signature

                    Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


               FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto__________________________________________
                               (Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

               Dated: _____________ __, ____


                                        _____________________________________
                                        Signature


Signature Guaranteed:

               Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


                                  CERTIFICATION

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and to the knowledge of the undersigned have never been, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).
                                        _____________________________________
                                        Signature

                    Form of Reverse Side of Right Certificate

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate.)

To:  Innodata Corporation

               The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

_______________________________________________________________
(Please insert social security or other identifying number)

_______________________________________________________________________
(Please print name and address)

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
_______________________________________________________________
(Please insert social security or other identifying number)

_______________________________________________________________________
(Please print name and address)


Dated: _____________ ___,

               _________________________________
               Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


                                  CERTIFICATION

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and to the knowledge of the undersigned have never been, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                     NOTICE

               The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.